Exhibit 5.1

13 August 2012	Our Ref: RDL/dia/R1711.113730

Manchester United plc

c/o Walkers Corporate Services Limited

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

MANCHESTER UNITED PLC

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration by Manchester United plc (the “Company”) of 16,000,000 of its Class A ordinary shares, $0.0005 par value (the “Shares”), for issuance under the Manchester United plc Equity Incentive Award Plan (the “Plan”), under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1). This letter shall be deemed to be addressed to Manchester United plc, following its renaming.

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we are of the opinion that the Shares, as contemplated by the Registration Statement, have been duly authorised by all necessary corporate action of the Company and upon the issue of the Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Shares have been issued credited as fully paid), delivery and payment therefore in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and the Plan, and in the manner contemplated by the Registration Statement, the Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

The foregoing opinion is given based on the following assumptions.

Walkers

Walker House, 87 Mary Street, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully

/s/ Walkers
WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Amended and Restated Memorandum and Articles of Association adopted pursuant to special resolutions of the Company dated 8 August 2012.

2.	Copies of the executed written resolutions of the Directors of the Company approving the adoption of the Plan and the issuance of Shares thereunder (the “Resolutions”).

3.

A copy of the Registration Statement on Form S-8 (Registration No. 333-                  ) filed on or about the date hereof by the Company with the SEC registering the Offered Shares under the Securities Act (as filed and amended, the “Registration Statement”).